UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

August 2, 2017

UPLAND SOFTWARE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36720	27-2992077
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 Congress Avenue, Suite 1850
Austin, Texas 78701
(Address of principal executive offices, including zip code)

(512) 960-1010
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry into a Material Definitive Agreement.

On August 2, 2017, Upland Software, Inc. (the “Company”) entered into a credit facility with Wells Fargo Capital Finance and CIT Bank, N.A. as joint lead arrangers, and including Goldman Sachs, Bank USA, Regions Bank, and Citizens Bank, N.A., with a Fifth Amendment to Credit Agreement (the “Amendment”) that amends that certain Credit Agreement dated as of May 14, 2015 (the “Credit Agreement”) among inter alia the Company, certain of its subsidiaries, and each of the lenders named in the Credit Agreement.

The Credit Agreement now provides for a $200 million credit facility, including a $95 million outstanding term loan, a $40 million delayed draw term loan commitment, a $10 million revolving loan commitment, and a $55 million uncommitted accordion.

Specifically, the Amendment provides for, among other things, (i) the expansion of the Company’s delayed draw term facility from $10 million to $40 million, (ii) an increase in the Company’s uncommitted accordion amount from $20 million to $55 million, (iii) reduces principal installments to 2.5% per annum on or before June 30, 2019 with the existing 5.0% per annum due thereafter until the facility’s maturity date of August 2, 2022, (iv) favorable adjustment of leverage ratio to exclude excess of $2.5 million and up to $15 million in qualified cash from such calculation, and (v) an increase in the maximum amount of purchase consideration payable in respect of an individual permitted acquisition from $20 million to $25 million and in respect of all permitted acquisitions from $75 million to $175 million.

The foregoing summary of the amendments to the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of (i) the Credit Agreement, a copy of which is filed as Exhibit 10.1 to the Company’s Quarterly Report Form 10-Q for the quarter ended June 30, 2016; (ii) the Amendment, a copy of which will be filed as an exhibit to the Company’s Quarterly Report Form 10-Q for the quarter ended June 30, 2017; (iii) the Fourth Amendment to Credit Agreement, a copy of which will be filed as an exhibit to the Company’s Quarterly Report Form 10-Q for the quarter ended June 30, 2017; (iv) the Third Amendment to Credit Agreement, a copy of which is filed as Exhibit 10.18.3 to the Company’s Annual Report Form 10-K for the year end 2016; (v) the Second Amendment to Credit Agreement, a copy of which is filed as Exhibit 10.18.2 to the Company’s Annual Report Form 10-K for the year end 2016; and (vi) the First Amendment to Credit Agreement, a copy of which is filed as Exhibit 10.18.1 to the Company’s Annual Report Form 10-K for the year end 2016.

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01, “Entry into a Material Definitive Agreement,” is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UPLAND SOFTWARE, INC.

By:	/s/ John T. McDonald
John T. McDonald Chief Executive Officer

Date: August 3, 2017